Exhibit 5.9

CONSENT OF Vera Gella

August 15, 2025

VIA EDGAR

United States Securities and Exchange Commission

Re:	Nouveau Monde Graphite Inc. (the “Company”)
Registration Statement on Form F-10 of the Company filed on August 15, 2025 (the “Form F-10”)

I, Vera Gella, employed with BBA Inc., hereby consents to (i) the written disclosure regarding:

•	Chapters 13 and 17, as well as contributions for relevant portions of Chapters 1, 25, 26 and 27 of the Technical Report titled “NI 43-101 Technical Report – PEA Report for the Uatnan Mining Project” dated February 24, 2023 with an effective date of January 10, 2023 and (ii) to references to the undersigned’s name (a) in connection with the preparation and review of the aforementioned scientific or technical information contained in or incorporated by reference into the short form base shelf prospectus and (b) under the caption “Interests of Experts” in the short form base shelf prospectus, in each case, included in or incorporated by reference in this Form F-10 being filed by the Company with the United States Securities and Exchange Commission, and any amendments thereto.

/s/ Vera Gella
Vera Gella
BBA Inc.